UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 11, 2007
Date of report (Date of earliest event reported)

ADVANCED BIOENERGY, LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52421	20-2281511
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification
No.)

10201 Wayzata Boulevard, Suite 250
Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Telephone Number: (763) 226-2701
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On December 11, 2007, Advanced BioEnergy, LLC (the “Company”) entered into an Amended and Restated Employment Agreement with Perry C. Johnston (the “Johnston Agreement”), the Company’s Vice President, General Counsel and Company Secretary, which amends and restates in its entirety the Employment Agreement between the Company and Mr. Johnston dated July 7, 2007.

Among other things, the Johnston Agreement provides for an annual base salary of $200,000, a grant of 15,000 units of membership interests in the Company, and an annual performance bonus of up to 25% of Mr. Johnston’s base salary.  It also provides certain payments upon involuntary termination without cause, including termination in connection with a change of control of the Company, or resignation for good reason.

The Johnston Agreement also contains provisions to ensure that certain payments to be made under the Johnston Agreement will be exempt from or comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”).  If Mr. Johnston is deemed to be a “specified employee” for purposes of Section 409A at the date of termination of employment with the Company and if any payments that Mr. Johnston is entitled to receive cannot be made without being subject to the additional tax imposed by Section 409A, termination benefits will not be made by the Company until the first day of the seventh month following the termination date.

A copy of the Johnston Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.  The foregoing description of the Johnston Agreement is qualified in its entirety by reference to the full text of the agreement.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers’ Compensatory Arrangements of Certain Officers.

On December 11, 2007, the Company entered into an Amended and Restated Employment Agreement with Richard Peterson (the “Peterson Agreement”), the Company’s Vice President of Accounting and Finance and Chief Financial Officer, which amends and restates in its entirety the Employment Agreement between the Company and Mr. Peterson dated October 17, 2006.

Among other things, the Peterson Agreement provides for an annual base salary of $200,000, an annual performance bonus of up to 25% of Mr. Peterson’s base salary and an automobile allowance.  It also provides certain payments upon involuntary termination without cause, including termination in connection with a change of control of the Company, or resignation for good reason.

The Peterson Agreement also contains provisions to ensure that certain payments to be made under the Peterson Agreement will be exempt from or comply with the requirements of Section 409A.  If Mr. Peterson is deemed to be a “specified employee” for purposes of Section 409A at the date of termination of employment with the Company and if any payments that Mr. Peterson is entitled to receive cannot be made without being subject to the additional tax imposed by Section 409A, termination benefits will not be made by the Company until the first day of the seventh month following the termination date.

A copy of the Peterson Agreement is attached hereto as Exhibit 10.2 and incorporated herein by reference.  The foregoing description of the Peterson Agreement is qualified in its entirety by reference to the full text of the agreement.

Item 9.01                                             Financial Statements and Exhibits.

(d)           Exhibits

10.1	Amended and Restated Employment Agreement with Perry C. Johnston dated December 11, 2007
10.2	Amended and Restated Employment Agreement with Richard Peterson dated December 11, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 17, 2007	ADVANCED BIOENERGY, LLC

	By	/s/ Richard Peterson
Richard Peterson
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description	Manner of Filing
10.1	Amended and Restated Employment Agreement with Perry C. Johnston dated December 11, 2007	Filed Electronically

10.2	Amended and Restated Employment Agreement with Richard Peterson dated December 11, 2007	Filed Electronically